Exhibit 99.3

EQT MIDSTREAM PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Statement of Condensed Consolidated Operations for the three months ended
March 31, 2014	4

Unaudited Pro Forma Statement of Consolidated Operations for the year ended
December 31, 2013	5

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2014	6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	7

EQT MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed consolidated financial statements of EQT Midstream Partners, LP (Partnership) as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013 are derived from the historical audited and unaudited financial statements of the Partnership and the Jupiter Gathering System (Jupiter).

On April 30, 2014, EQM Gathering Opco, LLC (EQM Gathering), a subsidiary of the Partnership, the Partnership, EQT Midstream Services, LLC (the general partner of the Partnership and a wholly owned subsidiary of EQT Corporation) and EQT Gathering, LLC (EQT Gathering), an indirect wholly owned subsidiary of EQT Corporation (EQT) entered into a Contribution Agreement pursuant to which EQT Gathering will contribute to EQM Gathering certain assets constituting Jupiter in exchange for total consideration of $1,180 million (the Jupiter acquisition) subject to the terms of, and upon the satisfaction of certain conditions set forth in, the Contribution Agreement.

The Partnership and Jupiter are controlled by a common parent entity, EQT; therefore, the contribution of Jupiter to the Partnership is a transaction between entities under common control.  As a result, Jupiter’s assets and liabilities will be recorded by the Partnership at their historical cost, with the difference between this historical cost and the acquisition proceeds being recorded as an adjustment to partners’ capital.

The unaudited pro forma statements of consolidated operations for the three months ended March 31, 2014 and for the year ended December 31, 2013, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2014, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s Form 10-Q for the three months ended March 31, 2014 and the Partnership’s Form 10-K for the year ended December 31, 2013, and the historical financial statements of Jupiter, as presented in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K. The unaudited pro forma statements of consolidated operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 have been prepared as if the Jupiter acquisition occurred on January 1, 2013. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the Jupiter acquisition occurred on March 31, 2014. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal and state income taxes. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and with the historical audited and unaudited financial statements and related notes.

The Partnership expects to finance the Jupiter acquisition by issuing common units representing limited partner interests in the Partnership and borrowing under the Partnership’s revolving credit facility. The unaudited pro forma condensed consolidated financial statements give pro forma effect to the following:

•                  the issuance of 8,750,000 common units in this offering for net proceeds of approximately $633 million in cash;

•                  the borrowing of approximately $488 million under the Partnership’s revolving credit facility; and

•                  EQT’s contributions of the Jupiter assets to the Partnership in exchange for $1,121 million in cash, consisting of the net proceeds of this offering and borrowings under the revolving credit facility, and the issuance to EQT of 594,393 common units for approximately $45 million, and the issuance of 190,703 general partner units for approximately $14 million.

The adjustments to the historical audited and unaudited financial statements are based on currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of the events that are directly attributable to the transactions and reflect those items expected to have a continuing impact on the Partnership.

The unaudited pro forma condensed consolidated financial statements of the Partnership have been derived from the historical financial statements of the Partnership and Jupiter and are qualified in their entirety by reference to such historical financial statements and the related notes contained therein. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if the Partnership had acquired Jupiter on the dates indicated or which will be obtained in the future.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS

THREE MONTHS ENDED MARCH 31, 2014

	EQT Midstream Partners, LP	Jupiter Gathering System	Pro Forma Adjustments		EQT Midstream Partners, LP Pro Forma

	(Thousands, except per unit amounts)
Revenues:
Operating revenues – affiliate	$27,129	$30,838	$—		$57,967
Operating revenues – third party	35,444	—	—		35,444
Total operating revenues	62,573	30,838	—		93,411
Operating expenses:
Operating and maintenance	8,124	2,486	—		10,610
Selling, general and administrative	7,359	3,115	—		10,474
Depreciation and amortization	6,849	1,522	—		8,371
Total operating expenses	22,332	7,123	—		29,455
Operating income	40,241	23,715	—		63,956
Other income, net	269	—	—		269
Interest expense (income), net	5,655	—	2,013	(f)	7,668
Income before income taxes	34,855	23,715	(2,013)		56,557
Income tax expense	—	9,066	(9,066)	(a)	—
Net income	$34,855	$14,649	$7,053		$56,557
General partner interest in net income	(1,723)				(2,157)
Limited partner interest in net income	$33,132				$54,400
Net income per limited partner unit – basic	$0.69				$0.95
Net income per limited partner unit – diluted	$0.69				$0.95
Weighted-average limited partner units outstanding - basic	47,819		8,750	(b)	57,163
			594	(g)
Weighted-average limited partner units outstanding - diluted	47,938		8,750	(b)	57,282
			594	(g)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA STATEMENT OF CONSOLIDATED OPERATIONS

YEAR ENDED DECEMBER 31, 2013

	EQT Midstream Partners, LP	Jupiter Gathering System	Pro Forma Adjustments		EQT Midstream Partners, LP Pro Forma

	(Thousands, except per unit amounts)
Revenues:
Operating revenues — affiliate	$142,437	$117,821	$—		$260,258
Operating revenues — third party	43,454	—	—		43,454
Total operating revenues	185,891	117,821	—		303,712
Operating expenses:
Operating and maintenance	28,954	6,624	—		35,578
Selling, general and administrative	21,497	7,604	—		29,101
Depreciation and amortization	21,190	4,734	—		25,924
Total operating expenses	71,641	18,962	—		90,603
Operating income	114,250	98,859	—		213,109
Other income, net	1,242	—	—		1,242
Interest expense (income), net	1,672	—	8,051	(f)	9,723
Income before income taxes	113,820	98,859	(8,051)		204,628
Income tax expense	4,053	37,519	(37,519)	(a)	4,053
Net income	$109,767	$61,340	$29,468		$200,575
Net income attributable to predecessor operations	(6,189)				(6,189)
General partner interest in net income	(2,927)				(4,743)
Limited partner interest in net income	$100,651				$189,643
Net income per limited partner unit — basic	$2.47				$3.79
Net income per limited partner unit — diluted	$2.46				$3.78
Weighted-average limited partner units outstanding - basic	40,739		8,750	(b)	50,083
			594	(g)
Weighted-average limited partner units outstanding - diluted	40,847		8,750	(b)	50,191
			594	(g)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2014

	EQT Midstream Partners, LP	Jupiter Gathering System	Pro Forma Adjustments		EQT Midstream Partners, LP Pro Forma
	(Thousands)
ASSETS
Cash and cash equivalents	$24,048	$—	$657,563	(b)	$24,048
			(23,015)	(c)
			(1,500)	(d)
			487,952	(e)
			(1,121,000)	(g)
Accounts receivable, net	14,088	—	—		14,088
Accounts receivable — affiliate	9,949	10,347	—		20,296
Other current assets	1,879	244	(244)	(a)	1,879
Net property plant & equipment	863,235	155,574	—		1,018,809
Regulatory assets	16,323	—	—		16,323
Other assets	4,604	—	—		4,604
TOTAL ASSETS	$934,126	$166,165	$(244)		$1,100,047

LIABILITIES AND CAPITAL
Accounts payable	$8,092	$—	$—		$8,092
Due to related party	9,878	4,315	—		14,193
Lease obligation — current	2,967	—	—		2,967
Accrued liabilities	5,094	472	(10)	(a)	5,556
Taxes payable	—	8,737	(8,737)	(a)
Short-term loans	110,000	—	487,952	(e)	597,952
Lease obligation — long term	134,105	—	—		134,105
Deferred income taxes	—	39,920	(39,920)	(a)	—
Other long-term liabilities	6,763	—	—		6,763
Common unitholders	826,693	—	657,563	(b)	1,321,906
			(23,015)	(c)
			(1,500)	(d)
			44,669	(g)
			(182,504)	(g)
Subordinated unitholders	(171,898)	—	(783,639)	(g)	(955,537)

General partner interest	2,432	—	14,331	(g)	(35,950)
			(52,713)	(g)
Parent net equity	—	112,721	48,423	(a)	—
			(161,144)	(g)
TOTAL LIABILITIES AND CAPITAL	$934,126	$166,165	$(244)		$1,100,047

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EQT MIDSTREAM PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are based upon the historical consolidated financial statements of EQT Midstream Partners and the historical financial statements of Jupiter. The pro forma adjustments have been prepared as if the Jupiter acquisition and certain related transactions occurred on January 1, 2013 in the case of the unaudited pro forma statements of consolidated operations for the three months ended March 31, 2014 and for the year ended December 31, 2013 and March 31, 2014 in the case of the unaudited pro forma condensed consolidated balance sheet. The contribution of Jupiter to the Partnership was recorded at EQT’s historical cost as these transactions are between entities under common control.

2.              Pro Forma Adjustments and Assumptions

The adjustments are based on currently available information and certain estimates and assumptions and therefore the actual effects of these transactions will differ from the pro forma adjustments. A general description of these transactions and adjustments are provided as follows:

(a)

The elimination of the impact of federal and state income taxes of Jupiter as the Partnership is a non-taxable entity. At March 31, 2014, the required adjustment to the condensed consolidated balance sheet are: an $8.7 million adjustment to eliminate the income tax payable, a $10,000 adjustment to eliminate the unrecognized tax benefits and a $39.7 million adjustment to eliminate the net deferred income tax liabilities. Income tax expense of $9.1 million and $37.5 million are eliminated for the three months ended March 31, 2014 and for the year ended December 31, 2013, respectively.

(b)

The gross proceeds of approximately $658 million from the issuance and sale of 8,750,000 common units at an assumed offering price of $75.15 per unit. The assumed offering price is the closing price of our units on April 29, 2014 of $75.64, less cash distribution for the quarter ended March 31, 2014 of $0.49 per unit which was approved by the general partner’s board of directors on April 22, 2014 and will be paid on May 15, 2014 to all limited partners of record on May 6, 2014. The actual common unit price, offering costs and underwriting discounts may be different than our assumptions. If the underwriters were to exercise their option to purchase additional common units in full, the additional gross proceeds to the Partnership would be approximately $99 million.

(c)	The payment of estimated underwriting discounts and commissions.
(d)	The payment of estimated offering expenses.
(e)	The borrowing of approximately $488 million under the Partnership’s revolving credit facility to fund a portion of the purchase price of the acquisition.
(f)

The interest expense on approximately $488 million in borrowings under the revolving credit facility as though the borrowing occurred on January 1, 2013. Interest is calculated at an estimated annual interest rate of 1.65%. A one-eighth percentage point change in the interest rate would change pro forma interest expense by approximately $0.2 million for the three months ended March 31, 2014 and by approximately $0.6 million for the year ended December 31, 2013.

(g)	The aggregate base consideration to EQT is as follows (amounts in millions):

Cash consideration	$1,121
Issuance of common units (1)	$45
Issuance of general partner units (2)	$14
Total base consideration	$1,180

The pro forma elimination/transaction adjustments associated with the aggregate consideration are (amounts in millions):

Pro forma historical net equity of Jupiter	$161
Adjustments for purchase of assets under common control:
Common (3)	$182
Subordinated (3)	$784
General partner (3)	$53
Total	$1,180

(1)         The issuance of 594,393 common units to EQT at the assumed offering price of $75.15 per unit is approximately $45 million.

(2)         The issuance of 190,703 general partner units to EQT at the assumed offering price of $75.15 per unit is approximately $14 million to maintain the general partner’s 2% ownership interest.

(3)         Under common control accounting, the excess of consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital.

3.              Pro Forma Net Income per Limited Partner Unit

Pro forma net income per limited partner unit is determined by dividing the pro forma net income that would have been allocated, in accordance with the net income and loss allocation provisions of the partnership agreement, to the common and subordinated unitholders under the two-class method, after deducting the general partner’s interest of 2% in the pro forma net income in addition to giving effect to incentive distributions allocable to the general partner described below, by the number of common and subordinated units expected to be outstanding at the closing of the transactions described above in Note 2, assuming the common units issued in connection with those transactions were outstanding since January 1, 2013.

Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per limited partner unit using the two-class method. Under the two-class method, earnings per limited partner unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per limited partner unit calculations includes incentive distributions declared to the general partner in the amount $1.0 million for the three months ended March 31, 2014 and $0.8 million paid to the general partner for the year ended December 31, 2013.